EXHIBIT 21





                              LIST OF SUBSIDIARIES

------------------------------  ----------------  ------------------------------
          NAME                  STATE, COUNTRY    DOING BUSINESS AS
                                OF INCORPORATION
------------------------------  ----------------  ------------------------------
SYMTRON CORPORATION             California, USA   Symtron Corporation
PRITEC CORPORATION (1)          California, USA   Pritec Corporation
ELEXSYS INTERNATIONAL (EUROPE)  United Kingdom    Elexsys International (Europe)
   LIMITED                                           Limited


------------------------------  ----------------  ------------------------------

         (1) Wholly-owned subsidiary of Symtron Corporation.